$30,000,000


                                CREDIT AGREEMENT,


                           dated as of June 27, 2001,


                                      among


                              PINNACLE FOODS, INC.,


                                as the Borrower,


                                       and


                             SMITHFIELD FOODS, INC.,


                                 as the Lender.

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I      DEFINITIONS AND ACCOUNTING TERMS................................1

SECTION 1.1    Defined Terms...................................................1
SECTION 1.2    Use of Defined Terms...........................................13
SECTION 1.3    Cross-References...............................................13
SECTION 1.4    Accounting and Financial Determinations........................14

ARTICLE II     COMMITMENTS, BORROWING PROCEDURES, LETTERS OF CREDIT AND
               NOTES..........................................................14

SECTION 2.1    Future Subsidiaries............................................14
SECTION 2.2    Lenders Not Permitted or Required To Make Credit Extensions....14
SECTION 2.4    Borrowing Procedures...........................................14
SECTION 2.7    Notes..........................................................14

ARTICLE III    REPAYMENTS, PREPAYMENTS, INTEREST AND FEES.....................15


SECTION 3.1    Repayments and Prepayments.....................................15

SECTION 3.1.1  Voluntary Prepayments..........................................15
SECTION 3.1.2  Mandatory Repayments and Prepayments...........................15
SECTION 3.2     Interest Provisions...........................................16
SECTION 3.2.1   Rates.........................................................16
SECTION 3.2.1  Post-Default Rates.............................................16
SECTION 3.2.3  Payment Dates..................................................16

ARTICLE IV     OTHER PROVISIONS...............................................16

SECTION 4.1    Use of Proceeds................................................16
SECTION 4.2    Taxes..........................................................16
SECTION 4.3    Payments, Computations, etc....................................17

ARTICLE V      CONDITIONS TO CREDIT EXTENSIONS................................17

SECTION 5.1    Initial Credit Extension.......................................17
SECTION 5.1.1  Agreement......................................................17
SECTION 5.1.2  Resolutions, Good Standing, etc................................17
SECTION 5.1.3  Delivery of Note...............................................18
SECTION 5.1.4  Required Consents and Approvals................................18
SECTION 5.1.5  Consummation of the Acquisition................................18
SECTION 5.1.6   Opinions of Counsel...........................................18
SECTION 5.1.7   Borrowing Base Certificate....................................18
SECTION 5.1.10 Evidence of Insurance..........................................18
SECTION 5.1.13 UCC Search Results, etc........................................18
SECTION 5.1.14 Security Agreement, Filings, etc...............................18
SECTION 5.1.15 Solvency Certificate...........................................19
SECTION 5.1.16 Closing Date Certificate.......................................19
SECTION 5.1.23 Payment of Outstanding Indebtedness, etc.......................19
SECTION 5.2    All Credit Extensions..........................................19
SECTION 5.2.1  Compliance with Warranties, No Default, etc....................19

SECTION 5.2.2   Borrowing Request, etc........................................19
SECTION 5.2.3  Satisfactory Legal Form........................................19

ARTICLE VI     REPRESENTATIONS AND WARRANTIES.................................20

SECTION 6.1    Organization, etc..............................................20
SECTION 6.2    Due Authorization, Non-Contravention, etc......................20
SECTION 6.3    Government Approval, Regulation, etc...........................20
SECTION 6.4    Validity, etc..................................................21
SECTION 6.5    Financial Information..........................................21
SECTION 6.6    No Material Adverse Change.....................................21
SECTION 6.7    Litigation, Labor Controversies, etc...........................21
SECTION 6.8    Capitalization.................................................21
SECTION 6.9    Ownership of Properties........................................22
SECTION 6.10   Taxes..........................................................22
SECTION 6.11   ERISA..........................................................22
SECTION 6.12   Environmental Warranties.......................................22
SECTION 6.13   Inventory......................................................23
SECTION 6.14    Accuracy of Information.......................................23
SECTION 6.15    Purchase Agreement, etc.......................................23
SECTION 6.16   Absence of Default.............................................24
SECTION 6.17   Regulations T, U and X.........................................24
SECTION 6.18   Government Regulation..........................................24
SECTION 6.19   Material Agreements............................................24
SECTION 6.20   Solvency.......................................................24
SECTION 6.21    Insurance.....................................................24
SECTION 6.22   Compliance with Laws...........................................24

ARTICLE VII    COVENANTS......................................................24

SECTION 7.1    Affirmative Covenants..........................................24
SECTION 7.1.1  Financial Information, Reports, Notices, etc...................25
SECTION 7.1.2  Compliance with Laws; Payment of Obligations...................27
SECTION 7.1.3  Maintenance of Properties......................................27
SECTION 7.1.4  Insurance......................................................27
SECTION 7.1.5  Books and Records; Inspections.................................28
SECTION 7.1.6  Environmental Covenants........................................28
SECTION 7.1.8  As to Intellectual Property Collateral.........................29
SECTION 7.1.10 Furthur Assurances.............................................29
SECTION 7.2    Negative Covenants.............................................29
SECTION 7.2.1  Business Activities............................................29
SECTION 7.2.2  Indebtedness...................................................29
SECTION 7.2.3  Liens..........................................................30
SECTION 7.2.4  Financial Condition............................................31
SECTION 7.2.5  Investments....................................................31
SECTION 7.2.6   Restricted Payments, etc......................................31
SECTION 7.2.7  Capital Expenditures, etc......................................31
SECTION 7.2.8  Take or Pay Contracts..........................................31
SECTION 7.2.9  Consolidation, Merger, etc.....................................31
SECTION 7.2.10 Asset Dispositions, etc........................................31
SECTION 7.2.11 Modification of Certain Agreements.............................32
SECTION 7.2.12 Transactions with Affiliates...................................32
SECTION 7.2.13 Negative Pledges, Restrictive Agreements, etc..................32

SECTION 7.2.14 Management Fees, Expenses, etc.................................32
SECTION 7.2.15 Fiscal Year End................................................32
SECTION 7.2.16 Limitation on Sale and Leaseback Transactions..................33

ARTICLE VIII   EVENTS OF DEFAULT..............................................33

SECTION 8.1    Listing of Events of Default...................................33
SECTION 8.1.1  Non-Payment of Obligations.....................................33
SECTION 8.1.2  Breach of Representations and Warranties.......................33
SECTION 8.1.3  Non-Performance of Certain Covenants and Obligations...........33
SECTION 8.1.4  Non-Performance of Other Covenants and Obligations.............33
SECTION 8.1.5  Default on Other Indebtedness..................................33
SECTION 8.1.6  Judgments......................................................33
SECTION 8.1.7  Erisa Events...................................................34
SECTION 8.1.10 Impairment of Loan Documents, Security, etc....................34
SECTION 8.1.9  Bankruptcy, Insolvency, etc....................................34
SECTION 8.1.11 Non-Payment of Taxes...........................................34
SECTION 8.1.12 Impairment of Material Agreements..............................35
SECTION 8.2    Action if Bankruptcy...........................................35
SECTION 8.3    Action if Other Event of Default...............................35
SECTION 8.4    Foreclosure on Collateral......................................35

ARTICLE IX     MISCELLANEOUS PROVISIONS.......................................35

SECTION 9.1    Waivers, Amendments, etc.......................................35
SECTION 9.2    Notices........................................................35
SECTION 9.3    Payment of Costs and Expenses..................................36
SECTION 9.4    Survival.......................................................36
SECTION 9.5    Severability...................................................36
SECTION 9.6    Headings.......................................................36
SECTION 9.7    Execution in Counterparts, Effectiveness, etc..................36
SECTION 9.8    Governing Law; Entire Agreement................................36
SECTION 9.9    Successors and Assigns.........................................37
SECTION 9.10   Waiver of Jury Trial, etc......................................37
SECTION 9.11   Waiver of Certain Claims.......................................37


SCHEDULE I     Disclosure Schedule
SCHEDULE II    Administrative Information

EXHIBIT A -    Form of Note
EXHIBIT B -    Form of Borrowing Request
EXHIBIT C -    Form of Borrowing Base Certificate
EXHIBIT D -    Form of Compliance Certificate
EXHIBIT E -    Form of Security Agreement
EXHIBIT F -    Form of Closing Date Certificate
EXHIBIT G -    Form of Solvency Certificate
EXHIBIT H -    Form of Opinion of Counsel to the Borrower

                                CREDIT AGREEMENT

     CREDIT AGREEMENT, dated as of June 27, 2001, among PINNACLE FOODS, INC., a Pennsylvania corporation (the "Borrower") and SMITHFIELD FOODS, INC., a Virginia corporation (the "Lender").


                              W I T N E S S E T H:

     WHEREAS, the Borrower desires to obtain from the Lender the Commitment pursuant to which revolving loans will be made by the Lender from time and time in an aggregate principal amount at any one time outstanding not to exceed $30,000,000, provided that, in any event, the aggregate outstanding principal amount of all revolving Loans shall not at any one time exceed the Borrowing Base Amount in effect at such time; and

     WHEREAS, the Lender is willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitment and make such Loans to the Borrower;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   Article I.

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Account" means any "account" (as that term is defined in Section 9-106 of the U.C.C.) of any Person.

     "Account Debtor" is defined in clause (e) of the definition of "Eligible Account".

     "Acquisition" means the acquisition by the Lender of 50% of the capital stock of the Borrower pursuant to the Purchase Agreement.

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) or other interests having ordinary voting power for the election of directors or managing general partners.

     "Agreement" means this Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time.

     "Assigned Agreements" is defined in the Security Agreement.

     "Authorized Officer" means those of Borrower's officers whose signatures and incumbency shall have been certified to the Lender pursuant to Section 5.1.2.

     "Base Rate" shall mean, for any day, a rate per annum equal to the prime rate of interest announced from time to time by JP Morgan Chase & Co. (or such other reference bank as the Lender may select (in good faith)), which rate of interest may not, in any event, be the lowest rate of interest charged by such bank for extensions of credit, plus 1%. Any change in the Base Rate due to a change in such prime rate shall be effective from and including the effective date of such change in such prime rate.

     "Base Rate Loan" means a Loan bearing interest at a fluctuating interest rate determined by reference to the Base Rate.

     "Borrower" is defined in the preamble.

     "Borrowing" means the Loans made by the Lender on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

     "Borrowing Base Amount" means, at any time, an amount equal to the sum of

          (a) 100% of the aggregate amount of Net Amount of Eligible Accounts at such time; plus

          (b) 100% of the aggregate amount of Net Amount of Eligible Inventory at such time; plus

          (c) such other amounts for such period of time as Lender shall have allowed pursuant to the proviso contained in Section 2.1.

Clause (a) of the definition of Borrowing Base Amount shall initially be computed by the Borrower in each Borrowing Base Certificate delivered from time to time to the Lender pursuant to clause (i) of Section 7.1.1. The Lender shall have the right to review such computations and, if such computations have not been computed in accordance with the terms of this Agreement, the Lender shall have the right to adjust such computations after consultation with the Borrower, such adjustment to be binding on the Borrower absent manifest error.

     "Borrowing Base Certificate" means the Borrowing Base Certificate duly completed and executed by a Financial Officer, substantially in the form of Exhibit C hereto, together with such changes in form as the Lender may from time to time reasonably request for the purpose of monitoring the Borrower's compliance therewith.

     "Borrowing Request" means a Borrowing Request, duly executed by an Authorized Officer of the Borrower, in substantially the form of Exhibit B hereto.

     "Business Day" means any day on which the Lender is open for business and is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

     "Capital Expenditures" means, for any period, the sum of

          (a) the aggregate amount of all expenditures of the Borrower for fixed or capital assets or additions to plant, property or equipment (including replacements and capitalized repairs) made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

          (b) the aggregate amount of all Capitalized Lease Liabilities payments during such period.

     "Capitalized Lease Liabilities" means all monetary obligations of the Borrower under any leasing or similar arrangement with respect to any real or personal property which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalent Investment" means, at any time:

          (a) any evidence of Indebtedness, maturing not more than one year after the date of issuance, issued or guaranteed by the United States Government;

          (b) commercial paper, maturing not more than nine months from the date of issuance and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., which is issued by a corporation (other than an Affiliate of the Borrower) organized under the laws of any state of the United States or of the District of Columbia.

          (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; or

          (d) any repurchase agreement entered into with any commercial banking institution of the stature referred to in clause (c) secured by a fully perfected Lien in any securities of the type described in any of clauses
     (a) through (c), having a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder of such commercial banking institution.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time.

     "CERCLIS" means the Comprehensive Environmental Response Compensation, and Liability Information System as the same may be amended from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral" means any assets of the Borrower that are subject to a Lien pursuant to any Loan Document.

     "Commitment" is defined in Section 2.1.

     "Commitment Amount" means $30,000,000.

     "Commitment Termination Date" means the earliest of (a) the Stated Maturity Date; and (b) the date on which a Commitment Termination Event occurs. Upon the occurrence of any Commitment Termination Event, the Commitment shall terminate automatically and without any further action.

     "Commitment Termination Event" means

          (a) the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9; or

          (b) the occurrence and continuance of any other Event of Default and either

               (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or

               (ii) the giving of notice by the Lender to the Borrower that the Commitment has been terminated.

     "Compliance Certificate" means a Compliance Certificate duly executed by a Financial Officer, substantially in the form of Exhibit D hereto, together with such changes thereto as the Lender may from time to time reasonably request for the purpose of monitoring the Borrower's compliance with the financial covenants contained herein.

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The principal amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Disclosure  Schedule"  means the Disclosure  Schedule  attached  hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Lender.

     "Dollar" and the symbol "$" mean lawful money of the United States.

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 9.7.

     "Eligible Account" means, at any time of determination thereof, any Account (or part thereof) of the Borrower which meet each of the following requirements:

          (a) the Borrower has lawful and absolute title to such Account, free and clear of all Liens, other than the Liens in favor of the Lender;

          (b) the Lender has a legal, valid, binding, perfected and first priority security interest in such Account under the U.C.C.;

          (c) (i) with regard to an Account as to which any United States federal or state governmental agency or instrumentality is the Account Debtor, the Borrower has complied with the Assignment of Claims Act of 1940, as amended (31 U.S.C.ss. 3727; 41 U.S.C.ss. 15), by delivering to the Lender a notice of assignment in favor of the Lender under such act and in compliance with applicable provisions of 31 C.F.R.ss. 7-103.8 and 41 C.F.R.ss.1-30.7, or with similar state law; and

               (ii)  such  Account  is not an  Account  as to  which  any  other
          government   or  agency  of  the  United   States   federal  or  state
          governmental agency or instrumentality is the Account Debtor.

          (d) the Borrower has the full and unqualified right to assign and grant a security interest in such Account to the Lender;

          (e) such Account is (i) payable in Dollars, (ii) the legal, valid, binding and enforceable obligation of the Person who is obligated under such Account (the "Account Debtor") and (iii) payable within 30 days after the invoice date;

          (f) such Account is not subject to any dispute, setoff, counterclaim or other claim or defense on the part of the Account Debtor denying liability under such Account, in whole or in part;

          (g) such Account is evidenced by an invoice rendered to the Account Debtor and evidences monetary obligations;

          (h) such Account is a bona fide Account which arose in the ordinary course of business, and with respect to which such goods have been shipped or delivered to and accepted by the Account Debtor, such Account was created as a result of a sale on an absolute basis and not on a consignment, approval, bill-and-hold or sale-and-return basis and all other actions necessary to create a binding obligation on the part of the Account Debtor for such Account have been taken.

          (i) with respect to such Account, the Account Debtor is not

               (i) an Affiliate, officer, director, employee, supplier or creditor of the Borrower, except as set forth on Item 1.1 ("Eligible Accounts") of the Disclosure Schedule;

               (ii) organized or located in a jurisdiction other than the United States;

               (iii) a domestic or foreign government or any agency, department or instrumentality thereof (except to the extent clause (c) is complied with);

               (iv) the subject of any reorganization, bankruptcy, receivership, custodianship or insolvency or any other condition of the type described in clauses (a) through (d) of Section 8.1.9; or

               (v) an Account Debtor more than 25% of the aggregate dollar amount of whose Accounts is classified as ineligible under the criteria set forth herein;

          (j) such Account is not outstanding more than 30 days past the original invoice date with respect thereto;

          (k) if payment with respect to such Account is evidenced by a promissory note, draft, trade acceptance or other instrument for the payment of money, the Lender has possession thereof;

          (l) such Account has not been placed with a lawyer or other agent for collection;

          (m) except as set forth on Item 1.1 ("Eligible Accounts") of the Disclosure Schedule, the Borrower has not made any agreement with the Account Debtor of such Account for any deduction therefrom, except a discount or allowance allowed by the Borrower in the ordinary course of its business;

          (n) such Account complies with all material requirements of all applicable laws, rules and regulations;

          (o) such Account is not with respect to an Account Debtor located in New Jersey, Minnesota or another State or jurisdiction denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the Borrower is duly qualified as a foreign corporation in each such State or jurisdiction or has duly filed and has a currently effective Notice of Business Activities Report or other similar filing; and

          (p) to the Borrower's knowledge, there are no facts, events or occurrences which in any material respect may impair the validity or enforceability of such Account or may reduce materially the amount payable thereunder as shown on the Borrower's aged trial balance delivered pursuant to Section 7.1.1, the Borrower's books and records and invoices and statements delivered to Lender with respect thereto.

If any Account at any time ceases to be an Eligible Account, such Account shall promptly be excluded from the calculation of Eligible Accounts.

     "Eligible Inventory" means, at any time of determination thereof, any Inventory of the Borrower which arose in the ordinary course of business of the Borrower which meet each of the following requirements:

          (a) such Inventory is located in the United States on real property that is owned or leased by the Borrower, free and clear of any Liens other than of the nature referred to in clause (a) of Section 7.2.3;

          (b) the Borrower has full and unqualified right to assign and grant a Lien in such Inventory to the Lender for the benefit of the Lender;

          (c) the Borrower has full and lawful title to such Inventory, free and clear of all Liens, other than any Liens in favor of the Lender for the benefit of the Lender;

          (d) the Lender has a legal, valid, binding, perfected and first priority security interest in such Inventory under the U.C.C.;

          (e) none of such Inventory shall consist of

               (i) items in the custody of third parties for processing or manufacture;

               (ii) items in the Borrower's possession but intended by the Borrower for return to the suppliers thereof;

               (iii) items belonging to third parties that have been consigned to the Borrower; or

               (iv) items in the Borrower's custody and possession on a sale-on-approval or sale-or-return basis or subject to any other repurchase or return agreement; and

     (f) none of such Inventory

          (i) is obsolete, unsalable, damaged or otherwise unfit for sale or further processing in the ordinary course of the Borrower's business; or

          (ii) has remained unsold in inventory for over 14 days in the case of meat inventory and 45 days for all other inventory.

If any Inventory ceases at any time to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, the preservation or reclamation of natural resources, Release of any Hazardous Material or to health and safety matters, including CERCLA, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C.ss.ss.1251 et seq., the Clean Air Act of 1970, 42 U.S.C.ss.ss.7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C.ss.ss. 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C.,ss.ss.651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.ss.ss.11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C.ss.ss.300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss. 5101 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated under any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412 (d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of it ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Event of Default" is defined in Section 8.1.

     "Financial Officer" means the chief financial officer, president or principal accounting officer of the Borrower.

     "Fiscal Month" means any month of a Fiscal Year.

     "Fiscal Quarter" means any quarter of a Fiscal Year.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2001") refer to the Fiscal Year ending during such calendar year.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" is defined in Section 1.4.

     "Hazardous Material" means

          (a) any "hazardous substance" as defined by CERCLA;

          (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act;

          (c) any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any applicable federal, state or local law, regulation, ordinance or requirement
     (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "Herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "Including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that where general words are followed by a specific listing of items, the general words shall be given their widest meaning, and shall not be limited by an enumeration of specific matters.

     "Indebtedness" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money, including all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (including, without limitation, the Loans);

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

          (d) net liabilities of such Person with respect to any interest rate cap agreement, interest rate collar agreement or similar arrangement designed to protect a Person against fluctuations in interest rates;

          (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable arising in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (f) all obligations of such Person to purchase, redeem, retire or otherwise acquire for value any capital stock or other equity interest of such Person;

          (g) the liquidation value of any preferred capital stock or similar equity interest of such Person or its Subsidiaries held by any Person other than such Person and its Wholly-Owned Subsidiaries;

          (h) all obligations and liabilities secured by any Lien on such Person's property or assets, even though such Person shall not have assumed or become liable for the payment thereof;

          (i) all accrued and unfunded obligations and liabilities under any Plan; and

          (j) all Contingent Liabilities of such Person in respect of any of the foregoing.

     For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

     "Intellectual Property Collateral" has the meaning provided for such term in the Security Agreement.

     "Interest Expense" means, for any period, the aggregate consolidated interest expense of the Borrower for such period, as determined in accordance with GAAP, including, without duplication, the portion of any Capitalized Lease Liabilities of the Borrower allocable to interest expense, all commissions, discounts and other fees charged with respect to letters of credit and bankers' acceptance financing, the amortization of debt discounts and the net costs under Rate Protection Agreements, in each case paid or payable during such period.

     "Inventory" means all present and future inventory, merchandise and goods intended for sale, lease or other disposition, including, without limitation, all raw materials, work in process, finished goods, returned goods and materials and supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any such goods, all documents of title or documents representing the same and all records, files and writings with respect thereto.

     "Investment" means, relative to any Person,

          (a) any  loan or  advance  made by such  Person  to any  other  Person
     (excluding  commission,   travel  and  similar  advances  to  officers  and
     employees made in the ordinary course of business);

          (b) any Contingent Liability of such Person incurred in connection with loans or advances described in clause (a); and

          (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "Lender" is defined in the preamble.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "Loan is defined in Section 2.1.

     "Loan Documents" means, collectively, this Agreement, the Notes, the Security Agreement, and each other instrument or document executed and delivered pursuant to or in connection with this Agreement and the other Loan Documents.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, properties, condition (financial or otherwise) or prospects of the Borrower, (b) the ability of the Borrower to perform or pay its Obligations in accordance with the terms hereof or of any other Loan Document,
(c) the Lender's security interest on the Collateral or the priority of such security interest, (d) the value of the Collateral or the amount the Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral or (e) the validity or enforceability of any Loan Document or the rights and remedies available to the Lender under any Loan Document.

     "Material Agreements" is defined in Section 6.19.

     "Material Environmental Amount" means an amount payable by the Borrower in excess of $100,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof, in each case with respect to Environmental Laws.

     "Monthly Payment Date" means the last day of each month, or, if any such day is not a Business Day, the next succeeding Business Day.

     "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Amount of Eligible Accounts" means the gross amount of Eligible Accounts less reserves, returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed in respect of such Eligible Accounts (including, without limitation, as a result of the return by an Account Debtor to the Borrower of goods giving rise to an Eligible Account).

     "Net Amount of Eligible Inventory" means the value of Eligible Inventory, computed at the lower of cost (computed on a "first in, first out" basis) or market, less reserves, returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed in respect of such Eligible Inventory.

     "Net Income" means, for any period, the sum of all amounts (exclusive of all amounts in respect of any extraordinary gains or losses) which, in accordance with GAAP, would be included as net income on the statements of income of the Borrower at such time; provided that there shall be excluded from Net Income the income of any Person in which any other Person has a joint interest, except to the extent of the amount of dividends or other distributions
(i) that the Borrower has the power to cause such Person to make to the Borrower or during such period and such dividend or other distribution is not prohibited by the terms of any agreement binding upon such Person or otherwise or (ii) were actually paid to the Borrower by such Person during such period.

     "Note" a promissory note of the Borrower that is payable to the Lender, substantially in the form of Exhibit A hereto, evidencing the aggregate Indebtedness of the Borrower to the Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Obligations" means all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Notes and each other Loan Document, including principal, interest (including post-default interest and interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding referred to in Section 8.1.9, whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding), reimbursement obligations, fees, indemnities, costs and expenses (including the fees and disbursements of counsel to the Lender required to be paid by the Borrower) that are owing under this Agreement and the other Loan Documents, in each case whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and due or to become due.

     "Organic Document" means the Borrower's articles of incorporation, by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of the Borrower's authorized shares of capital stock or other equity interest, as amended, supplemented, restated or otherwise modified from time to time in accordance with Section 7.2.11.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Permitted Disposition" means any sale, lease, transfer or other disposition of assets (including without limitation capital stock, other equity interests and receivables) of the Borrower not otherwise permitted by clause (a) or (c) of Section 7.2.10, provided that (a) the Borrower shall receive only cash consideration therefor, (b) the aggregate fair market value of all such dispositions shall not exceed $100,000 in any Fiscal Year, (c) the Borrower shall have received fair value therefor and (d) both immediately before and after giving effect to each such disposition no Default or Event of Default shall have occurred and be continuing.

     "Permitted Encumbrances" means Liens permitted under Section 7.2.3.

     "Person"  means  any  natural  person,  corporation,   partnership,   firm,
association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any employee  pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Purchase Agreement" means that certain Stock Purchase Agreement dated as of May 31, 2001, among the Borrower, the Lender, and Ellis Shore and Michael Queen, as amended, restated or otherwise modified from time to time in accordance with Section 7.2.11.

     "Receivables" means with respect to any Person all of such Person's now owned and hereafter arising or acquired Accounts (whether or not earned by performance), including Accounts owed to such Person by any of its Subsidiaries or Affiliates, together with all interest, late charges, penalties, collection fees and other sums which shall be due and payable in connection with any Account; proceeds of any letters of credit naming such Person as beneficiary; contract rights, chattel paper, instruments, documents, investment property, general intangibles (including without limitation choses in action, causes of action, tax refunds, tax refund claims and other amounts payable to such Person from or with respect to any Plan) and all forms of obligations owing to such Person (including without limitation, in respect of loans, advances, and extensions of credit by such Person to its Subsidiaries and Affiliates); guarantees and other security for any of the foregoing; goods represented by or the sale, lease of delivery of which gave rise to any of the foregoing; rights of stoppage in transit, replevin, and reclamation; and other rights or remedies of an unpaid vendor, lienor or secured party.

     "Release" means a "release" or "threatened release" as such terms are defined in CERCLA.

     "Reportable Event" means (a) any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg ss. 4043, (b) withdrawal from a Plan described in Section 4063 of ERISA, (c) a cessation of operations described in Section 4062(e) of ERISA, (d) an amendment to a Plan necessitating the posting of security under Section 401(a)(29) of the Code, or
(e) a  failure  to make a  payment  required  by  Section  412(m) of the Code or
Section 302(e) of ERISA when due.

     "Resource Conservation and Recovery Act" means collectively the Resource Conservation and Recovery Act of 1976 as amended by the Hazardous and Solid Waste Amendments of 1984, as amended, 42 U.S.C. ss.ss.6901, et seq., as it may be amended from time to time.

     "Security Agreement" means the Security Agreement substantially in the form of Exhibit E hereto, as amended, supplemented, restated or otherwise modified from time to time.

     "Single Employer Plan" means any Pension Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "Solvent" means, when used with respect to any Person, that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such value is established and such liabilities are evaluated in accordance with
Section  101(32) of the  Federal

Bankruptcy Code and the state laws governing determinations of the insolvency of debtors of Pennsylvania and each state where such Person is doing business or has its principal place of business, (b) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business and (c) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim" and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

     "Stated Maturity Date" means June 26, 2006.

     "Subsidiary" means, with respect to any Person, (a) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other governing body of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, or by one or more Subsidiaries of such Person, or (b) any partnership, joint venture, limited liability company, or other entity as to which such Person, or one or more Subsidiaries of such Person owns more than a 50% ownership, equity or similar interest or has power to direct or cause the direction of management and policies, or the power to elect the managing partner (or the equivalent), of such partnership, joint venture or other entity, as the case may be.

     "Taxes" is defined in Section 4.2.

     "U.C.C." means the Uniform Commercial Code as from time to time in effect in the Commonwealth of Pennsylvania.

     "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     "Wholly-Owned Subsidiary" means any Subsidiary of a Person of which the securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity is, at the time any determination is being made, owned, controlled or held by such Person or one or more Wholly-Owned Subsidiaries of such Person.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and each other Loan Document.

     SECTION 1.3 Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the most recently dated financial statements referred to in clause (a) of Section 6.5. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, the Borrower and the Lender shall enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower and the Lender, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Change" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission.


                                  Article II.

                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

     SECTION 2.1 Commitment. On the terms and subject to the conditions of this Agreement (including Article V), from time to time on any Business Day occurring prior to the Commitment Termination Date, the Lender shall and hereby agrees to make loans (the "Loans") to the Borrower. The agreement of the Lender to make Loans described in this Section 2.1 is herein referred to as the "Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Loans.

     SECTION 2.2 Lender Not Required To Make Loans. No Borrowing of Loans shall be made if, after giving effect thereto, the aggregate outstanding principal amount of all the Loans would exceed the lesser of (i) the Commitment Amount or
(ii) the then existing Borrowing Base Amount, plus such advances requested by the Borrower that Lender may, in its reasonable discretion, allow in excess of the then existing Borrowing Base Amount on such terms and conditions as Lender may reasonably require, including restrictions on the use of proceeds of any such Borrowing or required amortization payments for the principal amount of any such Borrowing.

     SECTION 2.3 Borrowing Procedures.

          (a) Borrowing Requests. By delivering a duly completed and executed Borrowing Request to the Lender on or before 10:00 a.m. (New York City time), on a Business Day, the Borrower may from time to time irrevocably request that advances be made pursuant hereto one Business Day thereafter. All Loans shall be made in a minimum amount of $100,000 and an integral multiple of $100,000 or, if less, in the unused amount of the Commitment. The proceeds of all Loans shall be used solely for the purposes described in Section 4.1.

     SECTION 2.4 Notes. The Loans under the Commitment shall be evidenced by the Note payable to the order of the Lender. The Borrower hereby irrevocably authorizes the Lender to make

(or cause to be made) appropriate notations on the grid attached to the Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate applicable to, the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent Borrower proving error; provided, however, that the failure of the Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.


                                  Article III.

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1 Repayments and Prepayments The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor and pursuant to Sections 8.2 and 8.3. Prior thereto, repayments and prepayments of Loans shall be made as set forth in this Section.

     SECTION 3.1.1 Voluntary Prepayments. Prior to the Stated Maturity Date, the Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loans; provided, however, that

          (a) all such voluntary prepayments shall require notice on or before 10:00 a.m. one Business Day in advance of any prepayment; provided, that not more than five Business Days' prior notice shall be provided in any event; and

          (b) all such voluntary partial prepayments shall be in an aggregate minimum amount of $100,000 and an integral multiple of $100,000 or, if less, the aggregate principal amount of the Loans outstanding hereunder.

          (c) in the event such prepayment is accompanied by the Borrower's written notice to terminate this Agreement and the Lender's commitment to make Loans hereunder, the Lender shall, upon receipt of payment in full of all amounts due at such time, release all liens against the Borrower's assets and execute and deliver to the Borrower all documents, instruments and agreements in connection therewith that the Borrower may reasonably request, all at the expense of the Borrower.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty.

     SECTION 3.1.2 Mandatory Repayments and Prepayments.

          (a) Loans. The Borrower shall, on each date when the aggregate outstanding principal amount of all Loans exceeds the lesser of (i) the Commitment Amount, or (ii) the then existing Borrowing Base Amount, make a mandatory prepayment of Loans in an amount equal to such excess, unless the Lender shall, in its sole discretion, otherwise agree in writing.

          (b) Stated Maturity Date. On the Stated Maturity Date of the Loans, the Borrower shall repay in full the aggregate principal amount of the Loans then outstanding.

          (c) Acceleration. The Borrower shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or
Section 8.3, repay all (or if only a portion is accelerated thereunder, such portion of) the Loans then outstanding.

Each prepayment of any Loans made pursuant to this Section shall be made without premium or penalty.

     SECTION 3.2 Interest Provisions Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section.

     SECTION 3.2.1 Rates. The Loans shall accrue interest at a rate per annum equal to the Base Rate from time to time in effect.

     SECTION 3.2.2 Post-Default Rates. Upon the occurrence and during the continuation of any Event of Default, or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the rate per annum otherwise in effect plus 2% per annum from the date of such non-payment until such amount is paid in full (as well after as before judgment).

     SECTION 3.2.3 Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

          (a) on the Stated Maturity Date therefor;

          (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

          (c) on each Monthly Payment Date occurring after the Effective Date;

          (d) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

                                  Article IV.

                                OTHER PROVISIONS

     SECTION 4.1 Use of Proceeds. The Borrower shall apply the proceeds of the Loans to finance Inventory or Receivables or for general corporate purposes of the Borrower.

     SECTION 4.2 Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Lender's net income or receipts by the United States and by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Lender an official receipt, if any is received by the Borrower, or other documentation reasonably satisfactory to the Lender evidencing such payment to such authority; and

          (c) pay to the Lender such additional amount or amounts as is necessary to ensure that the amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required (including penalties, interest, additional taxes and expenses (including reasonable attorney's fees and expenses) arising therefrom or with respect thereto).

Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Lender would have received had not such Taxes been asserted. A certificate from the Lender as to the amount of such Taxes that are owing, absent manifest error, shall be final, conclusive and binding for all purposes.

     If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

     SECTION 4.3 Payments, Computations, etc. All such payments required to be made to the Lender shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m. (New York City time), on the date due, in same day or immediately available funds, to such account as the Lender shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Lender on the next succeeding Business Day. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

                                   Article V.

                               CONDITIONS TO LOANS

     SECTION 5.1 Initial Loan. The obligations of the Lender to fund the initial Loan shall be subject to the prior or concurrent fulfillment of each of the conditions precedent set forth in this Section to the satisfaction of the Lender.

     SECTION 5.1.1 Agreement. The Lender shall have received this Agreement duly executed by the Lender and an Authorized Officer of the Borrower.

     SECTION 5.1.2 Resolutions, Good Standing, etc. The Lender shall have received from the Borrower a certificate, dated the date of the initial Loan, of its Secretary or Assistant Secretary as to

          (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

          (b) each Organic Document of the Borrower; and

          (c) the incumbency and signatures of each officer (including each Financial Officer) of the Borrower authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it, upon which certificate the Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending such prior certificate. In addition, the Lender shall have received satisfactory subsistence certificates from the Commonwealth of Pennsylvania with respect to the Borrower.

     SECTION 5.1.3 Delivery of Note. The Lender shall have received the Note, dated the date of the initial Loan and duly executed and delivered by an Authorized Officer of the Borrower.

     SECTION 5.1.4 Required Consents and Approvals. All required consents and approvals shall have been obtained and be in full force and effect with respect to the transactions contemplated hereby and the Acquisition from all relevant governmental authorities and regulatory bodies.

     SECTION 5.1.5 Consummation of the Acquisition. The Lender shall have received evidence reasonably satisfactory to it that all the conditions precedent to the consummation of the transactions contemplated by the Purchase Agreement have been fully satisfied or, with the prior written consent of the Lender, waived, and that the Acquisition has been consummated in accordance with all the terms of the Purchase Agreement.

     SECTION 5.1.6 Opinions of Counsel. The Lender shall have received a legal opinion, dated the date of the initial Loan and addressed to the Lender, from counsel to the Borrower, substantially in the form of Exhibit H.

     SECTION 5.1.7 Borrowing Base Certificate. The Lender shall have received an initial Borrowing Base Certificate from the Borrower, dated the date of the initial Loan and calculated as of a recent date reasonably satisfactory to the Lender, duly executed and delivered by a Financial Officer.

     SECTION 5.1.8 Evidence of Insurance. The Lender shall have received evidence of the insurance coverage required to be maintained pursuant to Section 7.1.4.

     SECTION 5.1.9 UCC Search Results, etc. The Lender shall have received certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11) or similar search reports certified by a party acceptable to the Lender, dated a date reasonably near (but prior to) the date of the initial Loan, listing all effective U.C.C. financing statements, tax liens and judgment liens which name the Borrower, as the debtor, and which are filed in the jurisdictions in which filings are to be made pursuant to this Agreement and the other Loan Documents, and in such other jurisdictions as the Lender may reasonably request, which reports shall indicate no Liens other than those permitted by Section 7.2.3.

     SECTION 5.1.10 Security Agreement, Filings, etc. The Lender shall have received the Security Agreement, dated as of the date hereof, duly executed by the Borrower, together with acknowledgment copies of U.C.C. financing statements naming the Borrower as the debtor and the Lender as the secured party, such U.C.C. financing statements to have been filed under the U.C.C. of all jurisdictions as may be necessary or, in the opinion of the Lender, desirable to perfect the first priority security interest of the Lender pursuant to the Security Agreement, together with evidence satisfactory to the Lender of the filing (or delivery for filing) of appropriate trademark, copyright and patent security supplements with the United States Patent and Trademark Office and United States Copyright Office to the extent relevant.

     SECTION 5.1.11 Solvency Certificate. The Lender shall have received a solvency certificate in substantially the form of Exhibit G attached hereto, duly executed by a Financial Officer, dated the date of the initial Loan and expressly permitting the Lender to rely thereon.

     SECTION 5.1.12 Closing Date Certificate. The Lender shall have received a Closing Date Certificate in substantially the form of Exhibit F attached hereto, duly executed by a Financial Officer and dated the date of the initial Loan, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be true and correct representations and warranties of the Borrower as of such date. All documents and agreements appended to such Closing Date Certificate shall be in form and substance reasonably satisfactory to the Lender.

     SECTION 5.1.13 Payment of Outstanding Indebtedness, etc. The Lender shall have received satisfactory evidence that all the Indebtedness, if any, identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, have been paid in full and all obligations with respect thereto have been terminated, and that all Liens securing payment of any such Indebtedness have been released. In addition, the Lender shall have received termination agreements and Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection with the foregoing.

     SECTION 5.2 All Loans. The obligation of the Lender to make any Loan (including the initial Loan) shall be subject to the fulfillment of each of the conditions precedent set forth in this Section to the reasonable satisfaction of the Lender.

     SECTION 5.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any Loan:

          (a) the representations and warranties set forth in Article VI and in the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

          (b) no Default or Event of Default shall have then occurred and be continuing or would result therefrom.

     SECTION 5.2.2 Borrowing Request, etc. The Lender shall have received, as herein provided, a duly completed and executed Borrowing Request. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Loan shall constitute a representation and warranty by the Borrower that on the date of such Loan (both immediately before and after giving effect to such Loan and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

     SECTION 5.2.3 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Lender and its legal counsel. In addition, the Lender and its counsel shall have received all information, approvals, opinions, documents or instruments as the Lender or its counsel may reasonably request.

                                  Article VI.

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to the Lender as set forth in this Article.

     SECTION 6.1 Organization, etc. The Borrower is a corporation duly organized and validly existing and subsisting under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

     SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of each Loan Document executed or to be executed by it, are within its corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a) contravene or result in a default under its Organic Documents;

          (c) contravene or result in a default under any law or governmental regulation or court decree or order binding on it;

          (d) (i) contravene any material provision of any indenture, agreement or other instrument to which it is a party or by which it, or any of its property, is or may be bound or (ii) conflict with, result in a breach of or constitute (along or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument; or

          (e) result in, or require the creation or imposition of, any Lien on its properties (other than in favor of the Lender)

     SECTION 6.3 Government Approval, Regulation, etc. Except for UCC financing statements to perfect the security interests under the Security Agreement, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for

          (a) the due execution, delivery or performance by the Borrower of this Agreement, the Notes or any other Loan Document to which it is a party;

          (b) the grant by the Borrower of the security interests, pledges and Liens granted by the Loan Documents; or

          (c) the perfection of or the exercise by the Lender of its rights and remedies under this Agreement or any other Loan Document.

     SECTION 6.4 Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, subject in each case to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law). Each of the Loan Documents which purports to create a security interest creates a valid first priority registered or possessory security interest in the Collateral subject thereto (in the case of non-possessory security interests) only to Liens permitted by Section 7.2.3, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

     SECTION 6.5 Financial Information. (a) The Borrower has previously furnished the Lender with true and complete copies of its audited financial statements, including the notes thereto, for the years ending December 31, 1999 and 2000, together with the reports on such statements of the Borrower's auditors, and its unaudited balance sheet as of March 31, 2001. Such financial statements present fairly the financial position of the Borrower as of their respective dates (and with respect to income statements, the results of its operations and changes in financial position for such periods) and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject in the case of interim statements to normal year end audit adjustments.

          (b) Except as disclosed in the financial statements referred to above or the notes thereto and for the items disclosed in the Disclosure Schedule, after giving effect to the Acquisition, the Borrower does not have, as of the date of the initial Loan, any material contingent liabilities, unusual long-term commitments or unrealized losses.

     SECTION 6.6 No Material Adverse Change. (a) There has been no material adverse change in the condition (financial or otherwise), operations, assets, business, properties or prospects of the businesses or companies of the Borrower since December 31, 2000.

          (b) From and after the date of the initial Loan, there has been no material adverse change in the condition (financial or otherwise), operations, assets, business, properties or prospects of the Borrower.

     SECTION 6.7 Litigation,  Labor  Controversies,  etc. Except as set forth in
Item 6.7 ("Litigation, Labor Controversies") of the Disclosure Schedule, there is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower, or any of its properties, businesses, assets or revenues, (a) with respect to this Agreement, the Notes or any other Loan Document or (b) which could reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or other law dealing with such matters. The consummation of the Acquisition will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower is bound.

     SECTION 6.8 Capitalization. As of the date of the initial Loan, the authorized capital of the Borrower consists of 50,000,000 shares of common stock, $0.01 par value. The Borrower will not establish after the Effective Date
(a) any Subsidiaries  without (i) obtaining the prior consent of the Lender,  or
(b) make any Investments in any other Person without complying with the applicable terms of this Agreement. Subject to the receipt of cash proceeds pursuant to the Acquisition, the outstanding shares of capital stock of the Borrower are fully paid and non-assessable.

     SECTION 6.9 Ownership of Properties. The Borrower has good title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.2.3. The Borrower has complied in all material respects with all obligations under all material leases to which it is a party and all such leases are in full force and effect. The Borrower enjoys peaceful and undisturbed possession under all such material leases. Item
6.9 ("Realty") of the Disclosure Schedule sets forth the address of each real property that is owned or leased by the Borrower as of the date of the initial Loan.

     SECTION 6.10 Taxes. The Borrower has filed all tax returns and reports required by law to have been filed by it and have paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 6.11 ERISA. The Borrower has no Plans.

     SECTION 6.12 Environmental Warranties. Except as set forth in Item 6.12 ("Environmental Matters") of the Disclosure Schedule:

          (a) all facilities and property (including underlying groundwater) owned, operated or leased by the Borrower have been, and continue to be, owned, operated or leased by the Borrower in compliance with all Environmental Laws, except for such violations that, singly or in the aggregate, would not reasonably be expected to result in a liability exceeding a Material Environmental Amount;

          (b) there have been no past, and there are no pending or, to the Borrower's knowledge, threatened

                    (i) claims, complaints, notices or requests for information received by the Borrower with respect to any alleged violation of any Environmental Law that, singly or in the aggregate, would reasonably be expected to result in a liability exceeding a Material Environmental Amount; or

                    (ii) complaints, notices or inquiries to the Borrower regarding potential liability under any Environmental Law that, singly or in the aggregate, would reasonably be expected to result in a liability exceeding a Material Environmental Amount;

          (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned, operated or leased by the Borrower that, singly or in the aggregate, has, or would reasonably be expected to result in having, a liability exceeding a Material Environmental Amount;

          (d) the Borrower has been issued and is in compliance with all permits, certificates, approvals, licenses and other authorizations relating to Environmental Laws and necessary or desirable for its businesses, except as would not, singly or in the aggregate, reasonably be expected to result in a liability in excess of a Material Environmental Amount;

          (e) no property now owned, operated or leased by the Borrower and, to the Borrower's knowledge, no property previously owned, operated or leased by it is listed or (to its knowledge) proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now owned or leased by the Borrower or to Borrower's knowledge on or under any property previously owned or leased by it;

          (g) neither the Borrower, nor any other Person (to its knowledge) has transported or arranged for the transportation of any Hazardous Material to any location which is listed or (to the best of its knowledge) proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Borrower for any remedial work, damage to natural resources or personal injury (including claims under CERCLA) which, singly or in the aggregate, would reasonably be expected to result in a liability exceeding a Material Environmental Amount;

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now owned, operated or leased by the Borrower, or to the Borrower's knowledge, at any property previously owned, operated or leased by it, that, singly or in the aggregate, may reasonably be expected to result in a liability exceeding a Material Environmental Amount; and

          (i) no conditions exist at, on or under any property now owned, operated or leased by the Borrower, or to the Borrower's knowledge at, on or under any property previously owned, operated or leased by it, which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which would reasonably be expected to result in a liability exceeding a Material Environmental Amount.

     SECTION 6.13 Inventory. All Inventory of the Borrower is located on or is in transit to the premises described in Item 6.13 ("Inventory Locations") of the Disclosure Schedule, as the same may hereafter be supplemented from time to time. The Borrower shall at all times hereafter keep correct and accurate records itemizing and describing generally the kind, type and quantity of Inventory, the cost therefor and daily withdrawals therefrom and additions thereto, all of which records shall be available during the Borrower's usual business hours at the request of the Lender.

     SECTION 6.14 Accuracy of Information. (a) All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower and any of its Affiliates in writing to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower, and any of its Affiliates to the Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

          (b) All written information prepared by any consultant or professional advisor on behalf of the Borrower, or any of its Affiliates which was furnished to the Lender in connection with the preparation, execution and delivery of this Agreement has been reviewed by the Borrower, and nothing has come to the attention of the Borrower in the context of such review which would lead it to believe that such information (or the assumptions on which such information is based) is not true and correct in all material respects or that such information omits to state any material fact necessary to make such information not misleading in any material respect.

     SECTION  6.15  Purchase   Agreement,   etc.  (a)  All  representations  and
warranties made by the Borrower in the Purchase Agreement are true and correct in all material respects as of the date hereof as if made on the date hereof.

          (b) All governmental approvals that are necessary to consummate the Acquisition and operate the business of the Borrower on the Effective Date have been duly obtained and are in full force and effect.

     SECTION 6.16 Absence of Default. The Borrower is not in default in the payment of (or in the performance of any obligation applicable to) any Indebtedness, or in violation of any law or governmental regulation or court decree or order in any material respect.

     SECTION 6.17 Regulations T, U and X. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock". None of the proceeds of any Loan will be used for the purpose of, or be made available by the Borrower in any manner to any other Person to enable or assist such Person in, directly or indirectly purchasing or carrying "margin stock". Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 6.18 Government Regulation. The Borrower is not an "investment company" nor a "company controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.19 Material Agreements. Set forth on Item 6.19 ("Material Agreements") of the Disclosure Schedule is a listing, as of the date of the initial Loan, of all the agreements, documents and instruments the breach, nonperformance, cancellation or failure to renew may have a Material Adverse Effect (collectively, the "Material Agreements"). The Borrower is in material compliance with all the terms contained in each Material Agreement and all consents required thereby to duly assign each such Material Agreement from the Borrower to the Lender have been obtained and are in full force and effect.

     SECTION 6.20 Solvency. The Borrower is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith pursuant to the Loan Documents or otherwise will be Solvent.

     SECTION 6.21 Insurance. Item 6.21 ("Insurance") of the Disclosure Schedule sets forth a true, complete and correct description of all insurance maintained by the Borrower as of the date of the initial Loan. As of such date, such insurance is in full force and effect and all premiums have been duly paid.

     SECTION 6.22 Compliance with Laws. The Borrower is in material compliance with all laws, rules, regulations and orders of governmental authorities applicable to it and its properties.

                                  Article VII.

                                    COVENANTS

     SECTION 7.1 Affirmative Covenants. The Borrower agrees with the Lender that, until all Commitments have terminated and all Obligations have been paid in cash and performed in full, the Borrower will perform the obligations set forth in this Section.

     SECTION 7.1.1 Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Lender copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of the Borrower, the balance sheet of the Borrower as of the end of such Fiscal Quarter and the statements of earnings and cash flow of the Borrower for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, together with (i) comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of the previous Fiscal Year and (ii) a comparison of such financial condition with the projections for the applicable period provided pursuant to clause (p), in each case certified by a Financial Officer as fairly presenting the financial position of the Borrower as of the date thereof and for the period then ended;

          (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower, including therein the balance sheet of the Borrower as of the end of such Fiscal Year and the statement of earnings and the statement of cash flow of the Borrower for such Fiscal Year, in each case with an unqualified certification (or a certification containing only qualifications deemed immaterial by the Lender) by Kronick Kalada Berdy & Co. or other independent public accountants reasonably acceptable to the Lender, together with a certificate from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 7.2.4 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it, together with a comparison of such financial condition with the projections for the applicable period provided pursuant to clause (p) , such comparison certified as complete and correct by a Financial Officer;

          (c) concurrently with the delivery of the financial statements pursuant to clauses (a) and (b), a certificate from a Financial Officer that, to the best of his or her knowledge, the Borrower during the period covered by such financial statements has observed or performed all of its covenants and other agreements contained in this Agreement and the other Loan Documents required to be observed, performed or satisfied by it, and that such Financial Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

          (d) as soon as available and in any event within 45 days after the end of each Fiscal Quarter, a Compliance Certificate, executed by a Financial Officer, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Lender) compliance with the financial covenants set forth in Section 7.2.4;

          (e) as soon as possible and in any event within three Business Days after the occurrence of each Default, Event of Default or event which is reasonably likely to result in a Material Adverse Effect, a statement of an Authorized Officer of the Borrower setting forth reasonably detailed information regarding such Default, Event of Default, or event and the action which the Borrower has taken and proposes to take with respect thereto;

          (f) as soon as possible and in any event within three Business Days after (i) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or
(ii) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7, notice thereof by an Authorized Officer of the Borrower and copies of all documentation relating thereto;

          (g) concurrently after the sending or filing thereof, copies of (i) all reports and documents which the Borrower sends to any of its security holders and (ii) all reports, financial statements and registration statements which the Borrower files with the Securities and Exchange Commission or any securities exchange, except that the Borrower shall not be required to deliver any of the foregoing which has previously been delivered hereunder or which are publicly available in electronic form the availability of which the Borrower has notified the Lender in writing;

          (h) immediately upon becoming aware of any events which would give rise to a mandatory prepayment under clause (c) of Section 3.1.2.;

          (i) within seven days after the end of each Fiscal Month (or less frequently as may be reasonably requested by the Lender) a Borrowing Base Certificate, calculated as of the last day of the immediately preceding Fiscal Month, all certified as being true, accurate and complete in all material respects by a Financial Officer;

          (j) concurrently with the delivery of the financial statements pursuant to clause (b), the management letter, if any, with respect to internal audit and financial controls of the Borrower prepared by the independent public accountants who certified the financial statements;

          (k) all such notices and documents required to be delivered pursuant to the Security Agreement, including, pursuant to Section 4.1.7 thereof;

          (l) promptly after the receipt thereof, copies of any notice of non-payment or underpayment of taxes or other governmental charges by the Borrower that is received from any relevant governmental authority;

          (m) without limiting Section 7.2.11, promptly, and in any event within three Business Days after any Material Agreement is terminated or amended or any new Material Agreement is entered into, a written statement describing such event and copies of any such new contract, and (ii) promptly following the receipt (and in any event within three Business Days of receipt), and concurrently with the delivery of, all material notices under any Material Agreement;

          (n) concurrently with the delivery of the financial statements pursuant to clause (b), a certificate of a Financial Officer setting forth the information required pursuant to the disclosure schedules of the Security Agreement or confirming that there has been no change in such information since the date of the initial Loan or the date of the most recent certificate delivered pursuant to this clause;

          (o) promptly after obtaining knowledge that any statement contained in any representation or warranty in any Loan Document is not true and correct in all material respects, a statement of Authorized Officer of the Borrower setting forth reasonably detailed information regarding the same;

          (p) promptly when available and, in any event, prior to the last day of each Fiscal Year a budget in form and scope satisfactory to the Lender for the next succeeding Fiscal Year (including a projected balance sheet of the Borrower as of the end of the following Fiscal Year, and the related statement of projected cash flow, projected changes in financial position and projected income), which projections shall be accompanied by a certificate of a Financial Officer stating that such projections are based on reasonable estimates, information and assumptions as of such date and that such Authorized Officer has no reason to believe that such projections are incorrect or misleading in any material respect;

          (q) as soon as possible and in any event within three days after the occurrence thereof, notice of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $100,000; and

          (r) such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

     SECTION 7.1.2 Compliance with Laws; Payment of Obligations. The Borrower will comply in all material respects with all governmental rules and regulations and all other material applicable laws, rules, regulations and orders, such compliance to include (without limitation):

          (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation in any jurisdiction where the Borrower has assets or conducts business, except where failure to maintain and preserve such existence or qualification would not reasonably be expected to have a Material Adverse Effect; and

          (b) the payment, before the same become delinquent, of (i) all its Indebtedness and other obligations, including all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could reasonably be expected to give rise to a Lien upon any of its properties, except, in each case, to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 7.1.3 Maintenance of Properties. The Borrower will maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     SECTION 7.1.4 Insurance. (a) The Borrower shall maintain insurance policies and coverage with respect to all their property and assets at least as expansive as set forth on Item 6.21 ("Insurance") of the Disclosure Schedule. In addition, the Borrower shall maintain such other additional insurance coverage in such amounts and with respect to such risks as the Lender may reasonably request from time to time. All such insurance shall be provided (i) by insurers authorized by Lloyds of London to underwrite such risks, (ii) by insurers having an A.M. Best policyholders rating of not less than "A" or (iii) by such other insurers as the Lender may approve in writing.

          (b) All premiums on insurance policies required under this Section shall be paid by the Borrower. All insurance policies relating to "key man" life insurance, business interruption and any loss or damage sustained in respect of any item constituting a part of the Collateral shall contain a loss payable endorsement, in form and substance reasonably satisfactory to the Lender, in favor of the Lender. All insurance policies relating to general liability, umbrella and excess insurance coverages shall contain an additional insured endorsement, in form and substance reasonably satisfactory to the Lender, in favor of the Lender. All such insurance policies shall provide that neither the Borrower nor Lender shall be a coinsurer thereunder. All such insurance policies shall provide that the insurer shall, simultaneously with the delivery to the Borrower of any notice under such policy, deliver to the Lender a copy of such notice. All such insurance policies and loss payable clauses shall provide that they may not be canceled, amended or terminated unless the Lender is given at least the same number of days' notice that the insurance company which issued such policies is required to give the Borrower but in no event less than 30 days' prior written notice.

          (c) If the Borrower fails to maintain any of the policies of insurance required by this Section the Lender may (but shall not be required), at the sole cost and expense of the Borrower, obtain and maintain such policies of insurance, pay the related premiums and take such other action as it deems reasonably advisable. All costs related to the foregoing shall be charged to the Borrower's loan account as a Loan.

     SECTION 7.1.5 Books and Records; Inspections. (a) The Borrower will keep books and records which accurately reflect all of its business affairs and transactions. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Lender shall reasonably require, including without limitation, records of: (i) all payments received and all credits and extensions granted with respect to the Accounts;
(ii) the return, rejection, repossession, stoppage in transit, loss, damage or destruction of all Inventory; and (iii) all other dealings affecting the Collateral.

          (b) The Borrower will permit the Lender or any of its representatives (including outside auditors), at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with the Lender or its representatives if a representative of the Borrower is present) and to examine (and, at the expense of the Borrower, copy extracts from) and conduct audits of any of its Inventory, Receivables, other assets and books or other corporate records (including computer records).

          (c) During the continuancy of an Event of Default, the Borrower shall pay any fees of such independent public accountant incurred in connection with the Lender's exercise of its rights pursuant to this Section. During the continuancy of an Event of Default, the Lender, in its sole discretion and at the sole expense of the Borrower, may conduct such audits and examinations of the Accounts as the Lender reasonably deems necessary or advisable.

     SECTION 7.1.6 Environmental Covenants. The Borrower will, and will use its commercially reasonable efforts to cause each of its lessees and other Persons occupying any of its properties to,

          (i) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where the failure to do any of the foregoing would not, singly or in the aggregate, reasonably be expected to result in a liability exceeding a Material Environmental Amount;

          (ii) take all such actions as are necessary and appropriate so that no liability with respect to the Environmental Laws may arise which could reasonably be expected to result in a liability exceeding a Material Environmental Amount;

          (iii) immediately notify the Lender and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the reasonable satisfaction of the Lender any actions and proceedings relating to compliance with or liability pursuant to Environmental Laws which, singly or in the aggregate, could reasonably be expected to result in a liability exceeding a Material Environmental Amount;

          (iv) provide such information and certifications which the Lender may reasonably request from time to time to evidence compliance with this Section.

     SECTION 7.1.7 Intellectual Property Collateral. The Borrower shall not, unless the Borrower shall reasonably and in good faith determine that any of the Intellectual Property Collateral is of negligible economic value to the Borrower, do any act, or omit to do any act, whereby any of the Intellectual Property Collateral may lapse or become abandoned or dedicated to the public or unenforceable.

     SECTION 7.1.8 Further Assurances. (a) The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Lender may reasonably request, to comply with the terms of this Agreement and the other Loan Documents, including causing the Collateral to be subject to a first priority security interest in favor of the Lender (subject, in the case of non-possessory security interests, to the Liens permitted by Section 7.2.3) securing all the Obligations, all at the expense of the Borrower. The Borrower also agrees to provide to the Lender, from time to time upon request, evidence reasonably satisfactory to the Lender as to the perfection and priority of the Liens created or intended to be created by the Loan Documents.

          (b) If any property or asset is acquired or leased by the Borrower after the date of the initial Loan, the Borrower will notify the Lender thereof (except, in the case of personal property, such notice shall not be required if the Lender has a valid first-priority perfected security interest in such Property and assets by virtue of any actions previously taken by or on behalf of the Lender), and will cause such property to be subjected to a first priority security interest in favor of the Lender (subject, in the case of non-possessory security interests, to the Liens permitted by Section 7.2.3) and will take such actions as shall be necessary or reasonably requested by the Lender to grant and perfect such Liens.

     SECTION 7.2 Negative Covenants. The Borrower agrees with the Lender that, until the Commitment has terminated and all Obligations have been paid in cash and performed in full, the Borrower will perform the obligations set forth in this Section.

     SECTION  7.2.1  Business  Activities.  The Borrower  will not engage in any
business  activity,   other  than  the  case-ready  meat  business  and  related activities.

     SECTION 7.2.2 Indebtedness. The Borrower will not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

          (a) Indebtedness in respect of the Loans and other Obligations;

          (b) until the date of the initial  Loan,  Indebtedness  identified  in
Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

          (c) Indebtedness existing on the date hereof and identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

          (d) Indebtedness that is incurred to purchase a capital asset and is secured by the Liens referred to in clause (b) of Section 7.2.3 in an aggregate principal amount not to exceed $100,000 at any time outstanding; and

          (e) any extensions, renewals or replacements of Indebtedness described in clause (c) above to the extent that (i) the aggregate principal amount of such Indebtedness is not at any time increased and neither the maturity nor the average life of such Indebtedness is shortened, (ii) if the Indebtedness being refinanced is subordinated to the Obligations, the refinancing Indebtedness shall be subordinated to the Obligations and the Loan Documents in all respects at least to the same extent and shall not be less favorable to the Lender in any respect and (iii) no terms applicable to such Indebtedness shall be less favorable to the Lender or more onerous to the Borrower in any material respect than the terms of the Indebtedness being refinanced;

provided, however, that no Indebtedness otherwise permitted by clauses (d) through (e) may be incurred if, immediately before or after giving effect to the incurrence thereof, any Default or Event of Default shall have occurred and be continuing. The Borrower will, prior to entering into any agreement evidencing any extension, renewal or replacement of Indebtedness as provided in clause (e), deliver to the Lender with copies for the Lender reasonably in advance of the execution thereof, any final or execution form copy of such agreement.

     SECTION 7.2.3 Liens. The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

          (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

          (b) purchase  money Liens  existing on the date hereof as set forth on
Item 7.2.3 ("Purchase Money Liens") of the Disclosure Schedule and purchase money Liens granted to secure payment of the Indebtedness permitted pursuant to clauses (d) or (e) of Section 7.2.2, provided that (i) each such Lien covers only those capital assets acquired with the proceeds of such Indebtedness, (ii) each such Lien attaches to the relevant capital asset concurrently with the acquisition thereof and (iii) the principal amount of such Indebtedness does not exceed the lesser of the cost or fair market value of the relevant capital asset;

          (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or being diligently contested in good faith by appropriate proceedings which suspends enforcement of such Liens and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (d) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings which suspends enforcement of such Liens and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (e) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (f) judgment Liens in existence less than 10 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with insurance companies in accordance with the terms of Section 7.1.4; and

          (g) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower.

     SECTION 7.2.4 Net Worth. The Borrower will not permit its stockholders' equity determined in accordance with GAAP to be $0 or less.

     SECTION 7.2.5 Investments. The Borrower will not make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

          (b) Cash Equivalent Investments; or

          (c) without duplication, Investments permitted as Capital Expenditures pursuant to Section 7.2.7;

provided, however, that any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements.

     SECTION 7.2.6 Restricted Payments, etc. The Borrower will not (notwithstanding the terms of any Organic Document) declare, pay or make on any of its equity interests (or any warrants, options or other rights with respect thereto) any dividend or distribution, whether in cash, property or obligations (other than dividends or distributions payable in its common stock or other equity interests, warrants to purchase its common stock or other equity interests or split-ups or reclassifications of its stock or other equity interests into additional or other shares of its common stock), or apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, any such equity interests (or any options, warrants or other rights with respect thereto).

     SECTION 7.2.7 Capital Expenditures, etc. The Borrower will not make or commit to make Capital Expenditures in any Fiscal Year, except Capital Expenditures which do not aggregate in any Fiscal Year in excess of $100,000; provided, however, that no such Capital Expenditure shall be made if any Default or Event of Default shall have occurred and be continuing immediately prior to or after giving effect to the making of any such Capital Expenditure.

     SECTION 7.2.8 Take or Pay Contracts. The Borrower will not enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

     SECTION 7.2.9 Consolidation, Merger, etc. The Borrower will not liquidate or dissolve, consolidate or amalgamate with, or merge into or with, any other Person, or purchase, lease or otherwise acquire (in each case in one transaction or series of transactions) all or any substantial part of the assets, stock or other equity interests of any Person (or of any division thereof).

     SECTION 7.2.10 Asset Dispositions, etc. The Borrower will not sell, transfer, lease, contribute or otherwise convey or dispose of (in each case in one transaction or series of transactions), or grant options, warrants or other rights with respect to (in each case in one transaction or series of related transactions), all or any part of its assets to any Person, except

          (a) if such sale, transfer, lease, contribution or conveyance is of Inventory in the ordinary course of its business;

          (b) if such disposition is a Permitted Disposition; or

          (c) if such assets are worn out or obsolete and are sold or disposed of in the ordinary course of business.

     SECTION 7.2.11 Modification of Certain Agreements. The Borrower will not consent to any amendment, supplement, waiver or other modification of any of the terms or provisions contained in, or applicable to, any Organic Document of the Borrower, the Purchase Agreement or any Material Agreement which in any case (a) is contrary to the terms of this Agreement or any other Loan Document, (b) may be adverse to the rights, interests or privileges of the Lender or its ability to enforce the same, (c) results in the imposition or expansion in any material respect of any restriction or burden on the Borrower or (d) reduces in any material respect any rights or benefits of the Borrower (it being understood and agreed that any such determination shall be made in the reasonable discretion of the Lender). The Borrower will, prior to entering into any amendment, addition or other modification of any of the foregoing documents deliver to the Lender reasonably in advance of the execution thereof, any final or execution form copy of amendments, supplements, additions or other modifications to such documents, and agrees not to take any such action with respect to any such documents without the approval of the Lender.

     SECTION 7.2.12 Transactions with Affiliates. The Borrower will not enter into, or cause, suffer or permit to exist any arrangement or contract with, any of its other Affiliates unless such arrangement or contract (a) is not otherwise prohibited by this Agreement, (b) is in the ordinary course of business of the Borrower and (c) is on fair and reasonable terms and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower with a Person which is not one of its Affiliates or is in effect on the Effective Date and disclosed in the schedules to the Purchase Agreement.

     SECTION 7.2.13 Negative Pledges, Restrictive Agreements, etc. The Borrower will not enter into any agreement (excluding this Agreement, any other Loan Document and the Purchase Agreement and other agreements contemplated thereby) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower to amend or otherwise modify this Agreement or any other Loan Document.

     SECTION 7.2.14 Management Fees, Expenses, etc. The Borrower will not:

          (a) pay management, advisory, consulting or other similar fees, other than

                    (i) fees payable to the Lender or any of its Affiliates;

                    (ii) fees payable to non-Affiliate consultants engaged on arm's-length basis as approved by the Board of Directors of the Borrower; and

                    (iii) fees payable pursuant to agreements in effect on the Effective Date and disclosed in the schedules to the Purchase Agreement.

          (b) reimburse employees or any Affiliates for any expenses unless the same shall be incurred in the ordinary course of business and be reasonable.

     SECTION 7.2.15 Fiscal Year End. The Borrower shall not change its Fiscal Year.

     SECTION 7.2.16 Limitation on Sale and Leaseback Transactions. The Borrower will not enter into any arrangement with any Person whereby in a substantially contemporaneous transaction the Borrower sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

                                 Article VIII.

                                EVENTS OF DEFAULT

     SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Section shall constitute an "Event of Default".

     SECTION 8.1.1 Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due or within two Business Days thereafter of any monetary Obligation hereunder or under any other Loan Document (including, without limitation, any principal of, or interest on, any Loan, any fees or any other amounts payable hereunder or thereunder).

     SECTION 8.1.2 Breach of Representations and Warranties. Any representation or warranty of the Borrower made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower to the Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

     SECTION 8.1.3 Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under clause (e) of Section 7.1.1, or Sections 4.1, 7.1.8 or 7.2 (other than Section 7.2.1, Section 7.2.15 and solely to the extent a commercial banking institution shall fail to meet the standards specified in clause (c) of the definition of Cash Equivalent Investment after the date of investment,
Section 7.2.5).

     SECTION 8.1.4 Non-Performance of Other Covenants and Obligations. The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (other than items covered by Sections 8.1.1 or 8.1.3) executed by it, and such default shall continue unremedied for a period of 30 days after the Borrower has actual knowledge thereof or notice thereof shall have been given to the Borrower by the Lender.

     SECTION 8.1.5 Default on Other Indebtedness. A default shall occur in the payment when due, whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower having a principal amount, individually or in the aggregate, in excess of $100,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

     SECTION 8.1.6 Judgments.

          (a) Any judgment or order for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) in excess of $100,000 shall be rendered against the

Borrower and either

          (b) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or

          (c) there shall be any period of 15 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, bond or otherwise, shall not be in effect.

     SECTION 8.1.7 ERISA Events. An ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding (i) $100,000 in any year.

     SECTION 8.1.8 Impairment of Loan Documents, Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower party thereto; the Borrower, or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing (or required to secure) any Obligation shall, in whole or in part, cease to be a perfected first registered priority Lien.

     SECTION 8.1.9 Bankruptcy, Insolvency, etc. The Borrower shall

          (a) generally fail to pay debts as they become due, or admit in writing its inability to pay debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for the Borrower or any of its property, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the involuntary appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

          (d) permit or suffer to exist the involuntary commencement of, or voluntarily commence, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency laws, or permit or suffer to exist the involuntary commencement of, or voluntarily commence, any dissolution, winding up or liquidation proceeding, in each case, by or against the Borrower, provided that if not commenced by the Borrower such proceeding shall be consented to or acquiesced in by the Borrower, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

          (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

     SECTION 8.1.10 Non-Payment of Taxes. The Borrower shall have failed to pay when due any taxes or other governmental charges in excess of $100,000, except any such taxes or other governmental charges which are being diligently contested by it in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 8.1.11 Impairment of Material Agreements. Any Material Agreement shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower party thereto; or there shall be any material event of default by the Borrower under any Material Agreement.

     SECTION 8.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender, may, by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitment (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitment shall terminate.

     SECTION 8.4 Foreclosure on Collateral. If any Event of Default shall occur, the Lender shall have, in addition to all rights and remedies provided for in the U.C.C., all such rights (including the right of foreclosure) with respect to the Collateral as provided in the Security Agreement.

                                  Article IX.

                            MISCELLANEOUS PROVISIONS

     SECTION 9.1 Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Lender No failure or delay on the part of the Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lender or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The remedies provided in this Agreement are cumulative, and not exclusive of remedies provided by law.

     SECTION 9.2 Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and addressed, delivered or transmitted to such party at its address or telecopy number set forth on Schedule II hereto or at such other address or telecopy number as may be designated by such party in a notice to the other parties given in accordance with this Section. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given three Business Days after posting; any notice, if sent by prepaid overnight express shall be deemed delivered on the next Business Day; any notice, if transmitted by telecopy, shall be deemed given when sent, with confirmation of receipt; any notice, if transmitted by hand, shall be deemed received when delivered.

     SECTION 9.3 Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Lender (including, without limitation, the fees and out-of-pocket expenses of counsel to the Lender and consultants, if any, who may be retained in connection with the transactions contemplated hereby by the Lender) in connection with

          (a) the filing, recording, refiling or rerecording of the Loan Documents and any other security instruments executed in connection with the transactions contemplated hereby; and

          (b) sums paid or incurred to pay any amount or take any action required by the Borrower under the Loan Documents that the Borrower fails to pay or take.

The Borrower further agrees to pay, and to save the Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Loans hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Lender upon demand for all reasonable expenses (including, without limitation, the fees and out-of-pocket expenses of counsel and consultants, if any, who may be retained by such persons) incurred by the Lender in connection with (i) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (ii) the enforcement of any Obligations. The Borrower further agrees to reimburse the Lender on demand for all reasonable administration, audit and monitoring expenses incurred in connection with the Eligible Accounts and Eligible Inventory and determinations in respect thereof which are incurred during the continuance of an Event of Default.

     SECTION 9.4 Survival. The obligations of the Borrower under Sections 4.2 and 9.3, shall in each case survive any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Commitments. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of the Loan Documents and the making of any Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder.

     SECTION 9.5 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.6 Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 9.7 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and the Lender.

     SECTION 9.8 Governing Law; Entire Agreement. THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 9.9 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender.

     SECTION 9.10 Waiver of Jury Trial, etc. THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER, OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     SECTION 9.11 Waiver of Certain Claims. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST THE LENDER, ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, ANY LOAN DOCUMENT, ANY LOAN OR THE USE OF THE PROCEEDS THEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   PINNACLE FOODS, INC.

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   SMITHFIELD FOODS, INC.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                                                      SCHEDULE I

                               DISCLOSURE SCHEDULE


ITEM 1.1          Eligible Accounts.
                  ------------------
ITEM 6.7          Litigation, Labor Controversies.
                  --------------------------------
ITEM 6.9          Realty.
                  -------
ITEM 6.12         Environmental Matters.
                  ---------------------
ITEM 6.13         Inventory Locations.
                  -------------------
ITEM 6.19         Material Agreements.
                  -------------------
ITEM 6.21         Insurance.
                  ---------
ITEM 7.2.2(b)     Indebtedness to be Paid.
                  -----------------------
ITEM 7.2.2(c)     Ongoing Indebtedness.
                  --------------------
ITEM 7.2.3        Purchase Money Liens
                  --------------------
ITEM 7.2.5(a)     Ongoing Investments.
                  -------------------

                                                                     SCHEDULE II


                           ADMINISTRATIVE INFORMATION


Borrower
--------

Pinnacle Foods, Inc.
980 Glasgow Street
Pottstown, Pennsylvania 19464
Attention:  Michael D. Queen
Telephone No.: (610) 705-3620
Facsimile No.:  (610) 705-4894

Lender
------

Smithfield Foods, Inc.
200 Commerce Street
Smithfield, Virginia  23430
Attention:  Richard J.M. Poulson, Esq.
Telephone No.: (757) 365-3024
Facsimile No.:  (757) 365-3025